SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

MANEKI MINING INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0441032
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4462 John Street, Vancouver, British Columbia V5V 3X1
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-125898

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the Common Stock to be registered hereunder is incorporated herein by reference to the description in the prospectus included as a part of the registration statement on Form SB-2, as amended, of Maneki Mining Inc. (Registration No. 333-125898).

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

1.	Certificate of Incorporation of Maneki Mining Inc.*
2.	Bylaws of Maneki Mining Inc.*

*          Previously filed on June 17, 2005 on Form SB-2 of Maneki Mining Inc. (Registration No. 333-125898) and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MANEKI MINING INC.

Date: October 28, 2005

By:              /s/ Sean Philip Watkinson
            Sean Philip Watkinson, President and Sole Director